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                                                                  EXHIBIT (a)(5)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            EIS INTERNATIONAL, INC.
                                       AT

                              $6.25 NET PER SHARE
                                       BY

                        SERSYS ACQUISITION CORPORATION,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                 SER SYSTEME AG

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JANUARY 24, 2000, UNLESS THE OFFER IS EXTENDED.

                               DECEMBER 23, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated December 23, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal, relating to an offer by SERSys Acquisition Corporation, a Delaware corporation ("Purchaser") that is an indirect (through SER (USA), Inc.) ("SER USA")) wholly owned subsidiary of SER Systeme AG, a German corporation ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $0.01 per share and their associated rights (the "Rights") to purchase Series A Preferred Stock, par value $0.01 per share, pursuant to that certain Rights Agreement, dated as of May 16, 1997 between EIS International, Inc., a Delaware corporation (the "Company") and BankBoston N.A., as amended, (the "Rights Agreement") (such Rights, together with the Common Stock, are collectively referred to herein as the "Shares"), of the Company, at a purchase price of $6.25 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to American Stock Transfer & Trust Company, the Depositary, on or prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedure for delivery by book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The Offer price is $6.25 per Share, net to the seller in cash.

     2. The Offer is being made for all of the outstanding Shares.

     3. The Board of Directors of the Company has unanimously (with Messrs. McGowan and Burton abstaining) approved Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below), determined that the terms of the
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        Offer and the Merger are advisable and fair to, and in the best interests of, the holders of Shares and recommends that the holders of the Shares accept the Offer and tender their Shares.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of December 23, 1999 (as it may be amended or supplemented from time to time, the "Merger Agreement"), among Parent, Purchaser, and the Company. The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Purchaser will be merged with and into the Company (the "Merger"). Following the effective time of the Merger (the "Effective Time"), the Company will continue as the surviving corporation and become a wholly owned subsidiary of SER USA and an indirect wholly owned subsidiary of Parent, and the separate corporate existence of Purchaser will cease. At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than (1) Shares held by the Company as treasury stock or by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent or the Company, which will be canceled and (2) Shares, if any, held by stockholders who have properly exercised appraisal rights under Section 262 of the DGCL) will, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive in cash the per Share price paid in the Offer, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

     5. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on January 24, 2000, unless the Offer is extended.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

     7. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of shares which constitutes more than 50% of the voting power (determined on a fully diluted basis) on the date of purchase, of all of the securities of the Company entitled to vote generally in the election of directors or in a merger, and (2) the statutory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder (the "HSR Act") applicable to the purchase of the Shares pursuant to the Offer having expired or been terminated (the "HSR Approval"). The Offer is also subject to certain other terms and conditions as more fully disclosed in Sections 15 of the Offer to Purchase.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to and tenders will not be accepted from or on behalf of the holders of Shares in such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION OF THE OFFER.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                            EIS INTERNATIONAL, INC.
                                       AT

                                $6.25 PER SHARE
                                       BY

                         SERSYS ACQUISITION CORPORATION

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated December 23, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Sersys Acquisition corporation, a Delaware corporation that is an indirect wholly owned subsidiary of SER Systeme AG, a German corporation, to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, together with their associated rights to purchase Series A Preferred Stock, par value $0.01 per share (collectively, the "Shares"), of EIS International, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be Tendered*         SIGN HERE:
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Account Number: ----------------         --------------------------------------------------------
                                         SIGNATURE(S)

Dated: ----------------------------      PLEASE PRINT NAME(S):
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                                         ADDRESS:
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                                         Telephone Number(s) (including Area Code):

                                         --------------------------------------------------------
                                         TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.